Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
Subsidiaries of the Registrant and Jurisdiction of Incorporation or Organization:
Portfolio Recovery Associates, LLC - Delaware
PRA Holding I, LLC - Virginia
PRA Holding II, LLC - Virginia
PRA Holding III, LLC - Virginia (Doing business as PRA Café)
PRA Receivables Management, LLC - Virginia
PRA Location Services, LLC - Delaware
PRA Government Services, LLC - Delaware (Sometimes doing business as RDS and BPA)
MuniServices, LLC - Delaware (Sometimes doing business as PRA Government Services)
Claims Compensation Bureau, LLC - Delaware (The Registrant owns 62% of this subsidiary)
PRA Professional Services, LLC - Virginia
PRA Australia Pty Ltd - Australia
PRA U.K. Holding Pty Ltd - United Kingdom (England and Wales)
Mackenzie Hall Holdings, Limited. - United Kingdom (Scotland)
PRA Financial Services, LLC -Virginia
PRA U.K Management Services Ltd - England and Wales
Portfolio Recovery Associates U.K. Ltd -United Kingdom (England and Wales)
Mackenzie Hall Limited - United Kingdom (Scotland)
Mackenzie Hall Debt Purchase Limited -United Kingdom (England and Wales)
Meritforce Limited -United Kingdom (England and Wales)